CONSENT OF INDEPENDENT ACCOUNTANTS
                  ----------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 20, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Stockholders of John
B. Sanfilippo & Son, Inc., which is incorporated by reference in John B. Sanfilippo & Son, Inc.'s Annual Report on Form 10-K for the year ended
June 24, 1999. We also consent to the incorporation by reference of our report dated August 20, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
September 23, 1999
Chicago, Illinois